EXHIBIT 3(b)


                              Bylaws of Registrant

                            (Amended April 17, 1996)










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                           FIRST FINANCIAL CORPORATION

                            (a Wisconsin Corporation)

                        ---------------------------------

                                    RESTATED*
                                     BYLAWS
                       ----------------------------------

























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*  As amended through April 17, 1996.




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                                Table of Contents
                                -----------------

                                                                     Page

      1.        OFFICES

                1.1     Registered Office                              1
                1.2     Other Offices                                  1

      2.        MEETING OF SHAREHOLDERS

                2.1     Place of Meetings                              1
                2.2     Annual Meetings                                1
                2.3     Business at Annual Meeting                     1
                2.4     Special Meetings
                2.5     Notice of Meetings                             3
                2.6     Business of Special Meetings                   3
                2.7     Quorum of Meetings                             3
                2.8     Voting and Proxies                             3
                2.9     Required Vote                                  3

       3.        DIRECTORS

                3.1     Powers                                         4
                3.2     Number                                         4
                3.3     Classification                                 4
                3.4     Term of Office                                 5
                3.5     Nominees                                       5
                3.6     Vacancies                                      6
                3.7     Place of Meetings                              7
                3.8     Annual Organization Meeting                    7
                3.9     Regular Meetings                               7
                3.10    Special Meetings                               7
                3.11    Quorum and Voting at Meetings                  7
                3.12    Committees                                     7
                3.13    Informal Action                                8
                3.14    Compensation                                   9
                3.15    Resignation                                    9
                3.16    Removal                                        9

      4.        NOTICE OF MEETINGS

                4.1     Notice Procedure                              10
                4.2     Waiver of Notice                              10

      5.        OFFICERS

                 5.1     Positions                                    10
                 5.2     Appointment                                  11
                 5.3     Compensation                                 11
                 5.4     Term of Office                               11

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                 5.5     Chairman of the Board                        11
                 5.6     President                                    11
                 5.7     Vice President                               11
                 5.8     Secretary                                    12
                 5.9     Assistant Secretary                          12
                 5.10    Treasurer                                    13
                 5.11    Assistant Treasurer                          13

      6.        SHARES

                 6.1     Certificates Representing Shares             13
                 6.2     Lost Certificates                            14
                 6.3     Transfers                                    14
                 6.4     Fixing Record Date                           15
                 6.5     Registered Shareholders                      15
                 6.6     Record of Shareholders                       15
                 6.7     Inspection of Records                        16

      7.        Indemnification of Officers and Directors             16

      8.        Amendments                                            16



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                                     BYLAWS
                                       OF
                           FIRST FINANCIAL CORPORATION

1.  Offices.

          1.1. Registered Office. The registered office of this corporation shall be in the City of Madison, County of Dane, State of Wisconsin, and the registered agent in charge thereof shall be The Corporation Trust Company, 222 West Washington Avenue, Madison, Wisconsin 25703.

          1.2. Other Offices. This corporation may also have offices at such other places, both within and without the State of Wisconsin, as the board of directors may from time to time determine or the business of this corporation may require.

2.  Meetings of Shareholders.

          2.1. Place of Meetings. Meetings of shareholders of this corporation for any purpose may be held at such place, within or without the State of Wisconsin, as may be fixed by the board of directors and stated in the notice of the meeting.

          2.2. Annual Meetings. The first annual meeting of shareholders shall be held at the time and place fixed by the board of directors and stated in the notice of the meeting. Annual meetings of shareholders, commencing with the year 1985, shall be held on the third Wednesday of April at 2:00 p.m. or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Shareholders shall elect directors and transact such other business as may properly be brought before the annual meeting.

          2.3. Business at Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any

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supplement thereto) given by or at the direction of the board of directors,  (b)
otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, a shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days prior to the meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section 2.3. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section 2.3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          2.4. Special Meetings. Special meetings of shareholders for any purpose or purposes may be called as provided by the Articles of Incorporation of this corporation.

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          2.5.  Notice of Meetings.  Written notice  stating the place,  day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 20 nor more than 70 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or other officer calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock record books or similar records of this corporation, with postage thereon prepaid.

          2.6. Business of Special Meetings. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

          2.7. Quorum of Meetings. Except as otherwise provided by statute or by the Articles of Incorporation of this corporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of shareholders.

          2.8. Voting and Proxies. Unless otherwise provided in the Articles of Incorporation of this corporation, each outstanding common share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid 11 months from the date of its execution, unless otherwise provided in the proxy.

          2.9. Required Vote. If a quorum is present, the affirmative vote of the majority of the shares, represented at the meeting and entitled to vote on the matter, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by statute, the Articles of Incorporation of this corporation or these bylaws. Notwithstanding the foregoing, candidates for election as members of the board of directors, up to the number of directors to be

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chosen,  who receive the highest number of votes,  shall stand  elected,  and an absolute majority of votes cast shall not be a prerequisite to the election of any candidate to the board of directors.

3.  Directors.

          3.1. Powers. The business and affairs of this corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation of this corporation or by these bylaws directed or required to be exercised or done by the shareholders.

          3.2 Number and Election. The number of directors which shall constitute the whole board shall not be less than 12 nor more than 24. The initial board shall consist of 12 directors. When a public offering of the common stock of this corporation commences, upon the closing of which First State Savings of Wisconsin will become a wholly-owned subsidiary of this corporation, the board shall be increased to 24 members. Thereafter, within the limits above specified, the numbers of directors shall be determined by resolution of the board of directors adopted by not less than two-thirds of the directors then in office. Directors shall be elected only by shareholders at annual meetings of shareholders, other than the first board of directors and except as provided in sections 3.4 and 3.5 hereof, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation or removal. Each director is required to own not less than 100 shares of common stock of this corporation, provided that this requirement shall not apply until this corporation becomes a publicly-owned company. Each director is required to be a resident of the State of Wisconsin at the time of his initial election as a director.

          3.3. Classification. The board of directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that the directors in each class shall

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be as nearly equal in number as possible; provided, further, that no decrease in the number of directors shall affect the term of any director then in office.

          3.4. Term of Office. The term of office of directors initially elected by the sole subscriber or elected in connection with First State Savings of Wisconsin becoming a wholly-owned subsidiary of this corporation shall be as follows: the term of office of directors of the first class shall expire at the 1985 annual meeting of shareholders; the term of office of directors of the second class shall expire at the 1986 annual meeting of shareholders, and the term of office of directors of the third class shall expire at the 1987 annual meeting of shareholders, and, as to directors of each class, when their respective successors are elected and qualified. At the 1985 annual meeting of shareholders and of each subsequent annual meeting of shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders and when their respective successors are elected and qualified.

          3.5. Nominees. Only persons who are nominated in accordance with the procedures set forth in this section 3.5 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with notice procedures set forth in this section 3.5. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a shareholder notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days prior to the meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was

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mailed or such public disclosure was made. Such  shareholder's  notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section 3.5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          3.6. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled, until the next succeeding annual election, by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual election or until a successor is elected and qualified, or until his earlier resignation or removal. A vacancy

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created  by a removal  of a director  by the vote of  shareholders  at an annual meeting may be filled by the shareholders.

          3.7. Place of Meetings. Meetings of the board of directors, both regular or special, may be held either within or without the State of Wisconsin.

          3.8. Annual Organization Meeting. The annual organization meeting of the board of directors for the election of officers and such other business as may come before the board shall be held following the annual meeting of shareholders of this corporation or at such other time as shall be fixed by the board of directors.

          3.9. Regular Meetings. Regular meetings of the board of directors may be held with or without notice and at such time and at such place as shall from time to time be determined by the board of directors.

          3.10. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the president or on a written request of the majority of the directors then in office on five business days' notice to each director, either personally or by mail or by telegram.

          3.11. Quorum and Voting at Meetings. A majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by statute. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of greater number is required by statute or by the Articles of Incorporation of this corporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          3.12. Committees. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each committee to consist of three or more directors elected by the board of directors. The board may elect one or more directors as

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alternate  members of any such  committee,  who may take the place of any absent member or members at a meeting of such committee.

          If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the board of directors to act at the meeting in place of an absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise, when the board of directors is not in session, all the powers and authority of the board of directors in the management of the business and affairs of this corporation, except action in respect to dividends to shareholders, election of the principal officers, the filling of vacancies in the board of directors or committees created pursuant to the authority set forth in this section, the amendment of the Articles of Incorporation of this corporation or the amendment of these bylaws.

          Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Unless otherwise specified in the resolution of the board of directors designating the committee, at all times of each such committee of directors, the majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of the majority of the members of the committee present at any meeting of which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors, when required.

          3.13. Informal Action. Any action required by the Articles of Incorporation of this corporation, these bylaws or by statute, to be taken at a meeting of the board of directors or of any committee thereof, or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the

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board or  committee,  as the case may be,  entitled to vote with  respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote and may be stated as such.

          3.14. Compensation. Unless otherwise restricted by the Articles of Incorporation or these bylaws, the board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation to all directors for services to this corporation as directors, officers, or otherwise, or to delegate such authority to an appropriate committee. The board of directors shall also have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to this corporation. The directors may be paid their expenses, if any, of attendance of each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as directed. No such payment shall preclude any director from serving this corporation in any other capacity and receiving compensation therefor.
Members of special or standing committees may be compensated for attending committee meetings.

          3.15. Resignation. Any director may resign at any time by sending a written notice of such resignation to the main office or offices of this corporation addressed to the chairman of the board, the president or the secretary. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board, the president or the secretary.

          3.16. Removal. Any director may be removed from office as provided in the Articles of Incorporation of this corporation.



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4.  Notices of Meetings.

          4.1. Notice Procedure. Whenever, whether under the provisions of the statute, the Articles of Incorporation of this corporation or these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of this corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telegram, telephone, telecopy or a similar telecommunications device.

          4.2. Waivers of Notice. Whenever the giving of any notice is required by statute, the Articles of Incorporation of this corporation or these bylaws, a waiver thereof, in writing, signed at any time by the person or persons entitled to such notice, shall be deemed equivalent to giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened.

5. Officers.

          5.1. Positions. The officers of this corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer, who shall exercise such powers and perform such duties as shall be determined by resolution of the board of directors not inconsistent with the Articles of Incorporation of this corporation or these bylaws. The board of directors may also choose such other officers and assistant officers and agents as may be deemed necessary. Any two or more of offices may be held by the same person except the offices of president and secretary, and the offices of president and vice president.

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          5.2.  Appointment. The officers of this corporation shall be chosen by the board of directors at its first meeting after each annual meeting of shareholders.

          5.3. Compensation. The board of directors shall have the authority to provide for or to delegate authority to an appropriate committee to provide for compensation of all officers and agents of the corporation.

          5.4. Term of Office. The officers of this corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to this corporation. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of this corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any vacancy occurring as to any officer of this corporation shall be filled by the board of directors.

          5.5. Chairman of the Board. The directors shall appoint a chairman of the board. Until January 1, 1987, the chairman of the board shall serve as the chief executive officer of this corporation. The chairman of the board shall, when present, preside at all meetings of the board of directors and shareholders and shall perform such other duties and have such other power as may be vested in the chairman of the board by the board directors.

          5.6. President. The directors shall appoint a president. Until January 1, 1987, the president shall serve as the chief operating officer of this corporation. Commencing January 1, 1987, the president shall serve as the chief executive officer of this corporation. The president shall perform such duties and have such power as may be vested in the president by the board of directors.

          5.7. Vice President. In the absence of the chairman of the board and the president or in the event of their inability or refusal to act, the vice president, or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then

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in the order of their election,  shall perform the duties of the chairman of the board and the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chairman of the board and the president. The vice presidents shall perform such other duties and have such other powers such as the board of directors may from time to time prescribe.

          5.8. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and shall record all proceedings of the meetings of the board of directors and of the shareholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings to the board of directors, and shall perform such other duties as may be prescribed by the board of directors. The secretary shall have custody of the corporate seal of this corporation, and the secretary or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so fixed, it may be attested by the signature of the secretary or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of this corporation and to attest the affixing of such officer's signature. The secretary or an assistant secretary may also attest all instruments given by the chairman of the board, the president or any vice president.

          5.9. Assistant Secretary. The assistant secretary or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there shall have been not such determination, then in the order of their election, shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.



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          5.10.  Treasurer
 .
                  Duties. The treasurer shall be the chief financial officer and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements and books belonging to this corporation, and shall deposit all monies and other valuable effects in the name and to the credit of this corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of this corporation as ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board, the president and the board of directors at its regular meetings, or whenever the board of directors so requires, an account of all transactions as treasurer and of the financial condition of this corporation.

          5.11. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there shall have been no such determination, then in the order of their election, shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and handle such other powers as the board of directors may from time to time prescribe.

6.  Shares

          6.1. Certificates Representing Shares. The shares of this corporation shall be represented by certificates signed by the chairman of the board, the president and the secretary of this corporation, and may be sealed with the seal of this corporation or facsimile thereof. The signatures of the officers of this corporation upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than this corporation itself or an employee of this corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by this corporation with the same effect as if he were an officer at the date of its issue. Every certificate shall set forth on the face or back of such certificate, in full or in the form of a summary, all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, as required by the laws of the State of Wisconsin. In lieu of such statement, the certificate may state, upon the face or back thereof the designation of each class of shares having preferences or special rights in the payment of dividends, in voting, upon liquidation or otherwise and such other information concerning such shares as may be desired and shall state that this corporation will upon request furnish any shareholder, without charge, information as to the number of such shares authorized and outstanding and a copy of the portions of the Articles of Incorporation containing the designations, preferences, limitations and relative rights of all shares and any series thereof.

          6.2. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by this corporation alleged to have been lost or destroyed. The person claiming that the certificate of the stock has been lost, stolen, or destroyed shall provide an affidavit of that fact to this corporation. When authorizing such issuance of a new certificate or certificates, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect this corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

          6.3. Transfers. Upon surrender to this corporation or the transfer agent of this corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of this corporation.

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


          6.4. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 20 days prior to the date on which the particular action requiring determination of shareholders is to be taken. When a record date has been determined for shareholders entitled to vote in any meeting as provided in this Section, such record date shall apply to any adjournment thereof.

          6.5. Registered Shareholders. This corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and this corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Wisconsin.

          6.6. Record of Shareholders. The officer or agent having charge of the stock transfer books for shares of this corporation shall before each meeting of shareholders make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each, which records shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section will not affect the validity of any action taken at such meeting.

          6.7. Inspection of Records. Any person who shall have been a shareholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five percent of all the outstanding shares of this corporation upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and record of shareholders and to make extracts therefrom. This Section shall not require this corporation to provide a shareholder who wishes to communicate with other shareholders with a complete record of the shareholders of this corporation. Such a request by a shareholder shall be governed by the rules and regulations of the Securities and Exchange Commission.

7. Indemnification of Officers and Directors

          This corporation shall indemnify officers and directors as provided by its Articles of Incorporation.

8.  Amendments

          The board of directors or the shareholders may adopt, alter, amend or repeal these bylaws. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called expressly for such purpose. Such action by the shareholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose. However, the directors shall have authority to change or repeal any bylaws adopted by the shareholders within three years of the date of adoption by the shareholders.

          The foregoing bylaws were adopted by the stockholders of this corporation on February 15, 1984 and amended on April 17, 1996.


                                                   /s/ Robert M. Salinger
                                                  ------------------------------
                                                  Robert M. Salinger, Secretary

                                      -16-